UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2005

VioQuest Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Deer Park Drive, Suite E
Monmouth Junction, NJ 08852

(Address of principal executive offices)

(732) 274-0399

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2005, VioQuest Pharmaceuticals, Inc. (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Greenwich Therapeutics, Inc. (“Greenwich”) and VQ Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”). The entry into the Merger Agreement was previously reported in the Company’s Current Report on Form 8-K dated July 1, 2005 and filed with the Securities and Exchange Commission on July 8, 2005. Section 7.1 of the Merger Agreement provided that the Agreement could be terminated by either party if the merger is not consummated by August 31, 2005 (the “Outside Date”), provided the party seeking to terminate under such provision was not a principal cause of the failure to consummate the merger and such failure constitutes a breach of the Merger Agreement.

On August 19, 2005, the Company, Greenwich and Merger Sub entered into a First Amendment to the Merger Agreement (the “Amendment”). The sole purpose of the Amendment was to extend the Outside Date to October 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: August 23, 2005	By:	/s/ Brian Lenz
Brian Lenz
Chief Financial Officer